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                                                                      EXHIBIT 21

                          SUBSIDIARIES OF REGISTRANT



                          1.      Name:                             Kaydon International, Inc.
                                  Place of Incorporation:           United States Virgin Islands
                                  Date of Incorporation:            July 16, 1991

                          2.      Name:                             Kaydon Ring and Seal, Inc.
                                  Place of Incorporation:           Delaware
                                  Date of Incorporation:            June 30, 1986

                          3.      Name:                             Kaydon S.A. de C.V.
                                  Place of Incorporation:           Nuevo Leon, United Mexican States
                                  Date of Incorporation:            April 10, 1987

                          4.      Name:                             I.D.M. Electronics Ltd.
                                  Place of Incorporation:           United Kingdom
                                  Date of Incorporation:            July 1, 1957

                          5.      Name:                             Electro-Tec Corp.
                                  Place of Incorporation:           Delaware
                                  Date of Incorporation:            October 27, 1967

                          6.      Name:                             Cooper Roller Bearings Company Limited
                                  Place of Incorporation:           United Kingdom
                                  Date of Incorporation:            June 16, 1982

                          7.      Name:                             Cooper Split Roller Bearings Corporation
                                  Place of Incorporation:           Virginia
                                  Date of Incorporation:            January 1, 1974

                          8.      Name:                             Cooper Geteilte Rollenlager GmbH
                                  Place of Incorporation:           Germany
                                  Date of Incorporation:            March 19, 1974

                          9.      Name:                             Industrial Tectonics Inc
                                  Place of Incorporation:           Delaware
                                  Date of Incorporation:            November 22, 1991

                          10.     Name:                             Kaydon Acquisition Corp. V
                                                                    (d/b/a Seabee Corporation)
                                  Place of Incorporation:           Delaware
                                  Date of Incorporation:            October 4, 1993





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